Exhibit 99.1



       IMPATH Agrees to Preliminary Terms With U. S. Department of Justice

NEW YORK, Oct. 22 /PRNewswire/ -- IMPATH Inc. (Nasdaq: IMPH - news) announced today that it has agreed to preliminary terms with the United States Department of Justice with regard to its investigation into one of the Company's billing practices. The investigation involved claims submitted by the Company to federally financed health care reimbursement programs from 1990 through 1998 for one of the tests necessary to perform IMPATH's diagnostic and prognostic services. The Company has agreed to pay the government $9 million without any admission of wrongdoing and will receive a release of claims upon the execution of definitive documents. The Company will record a one-time charge in the third quarter for the payment and an estimated $700,000 in associated costs.

Commenting on the announcement, Anu D. Saad, Ph.D., Chairman and Chief Executive Officer of IMPATH, said, "We firmly believe that our billing and laboratory practices meet all applicable regulations and we continue to maintain a rigorous program to ensure ongoing compliance. However, a lengthy proceeding would continue to drain valuable corporate resources and would unduly distract management from the Company's primary mission of providing information to physicians and the pharmacogenomic industry to improve the lives of patients with cancer. Resolving this issue has been a priority for management and we have fully cooperated with the government to conclude the matter. This will allow us to focus our efforts entirely on our business, our important strategic initiatives and on the patients and physicians who depend on us. We would like to assure our customers and shareholders that this resolution will not impact the Company's current day-to-day operations."

IMPATH is in the business of improving outcomes for cancer patients. The Company is the leading source of cancer information and analyses with a database of nearly 770,000 analyzed cases to date. IMPATH uses sophisticated technologies to provide patient-specific cancer diagnostic and prognostic information to pathologists, oncologists and transplant centers. IMPATH currently serves more than 7,850 physicians specializing in the treatment of cancer patients, in over 1,975 hospitals and 445 oncology practices. Utilizing its comprehensive resources, the IMPATH Predictive Oncology division serves genomics, biotechnology and pharmaceutical companies involved in developing new therapeutics targeted to specific, biological characteristics of cancer.

This press release may contain statements that the Company believes are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as the Company "believes," "expects," "anticipates," "intends," "plans," "foresees" or other similar words or phrases. Similarly, statements that describe the Company's projected growth and goals and its plans for expansion also are forward-looking statements. All of these


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forward-looking statements are subject to certain risks and uncertainties, many of which are outside of management's control, and which could cause the Company's actual results to differ materially from those contemplated by the relevant forward-looking statement. Some of the most significant factors that could cause the actual results to differ materially from the forward-looking statement, alone or in combination, would be the failure to continue to successfully integrate the businesses acquired by the Company (including the recently announced acquisition), unanticipated disagreements with the Company's joint venture or other partners, unanticipated changes in the healthcare industry (as a result of cost containment measures, changes in governmental regulation, including reimbursement programs and patient confidentiality issues, or other factors), an inability to procure consented, well-characterized tissue specimens, the adverse effect of any legal proceedings involving the Company, an unanticipated failure in the commercialization of the Company's biopharmaceutical products, or an unanticipated loss of business. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.












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